UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 18, 2005

RELIANT ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-16455	76-0655566
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Main Street Houston, Texas		77002
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 497-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this Current Report on Form 8-K (Form 8-K) and in the exhibit included as part of this report, “Reliant Energy” refers to Reliant Energy, Inc., and “we,” “us” and “our” refer to Reliant Energy, Inc. and its subsidiaries, unless we specify or the context indicates otherwise.

Item 1.01.  Entry into a Material Definitive Agreement.

On February 21, 2005, we entered into an amendment to the severance agreement between Reliant Energy and Mr. Robert W. Harvey.  The amendment amended the definition of “Covered Termination” in the severance agreement to include the voluntary resignation of Mr. Harvey from employment with the Company on that date.  The amendment effected no other changes to the terms of the severance agreement.

Item 8.01.  Other Events.

On February 18, 2005, we announced that we had reached an agreement with consumer groups and the staff of Public Utility Commission of Texas that addresses, among other things, adjustments to our price-to-beat tariff associated with CenterPoint Energy, Inc.’s stranded-cost recovery process.  The agreement is subject to the approval of the Public Utility Commission.  For additional information, reference is made to our press release filed as Exhibit 99.1 to this Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(c)           Exhibits

99.1— Press Release dated February 18, 2005

99.2— Press Release dated February 21, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RELIANT ENERGY, INC.
(Registrant)

Date: February 25, 2005	By:	/s/ Thomas C. Livengood
Thomas C. Livengood
Vice President and Controller

EXHIBIT INDEX

Exhibit
Number	Exhibit Description

99.1	Press Release dated February 18, 2005
99.2	Press Release dated February 21, 2005